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                                                                 Exhibit 5

                  [VORYS, SATER SEYMOUR AND PEASE LETTERHEAD]



                                 August 22, 1997



Board of Directors
Winton Financial Corporation
5511 Cheviot Road
Cincinnati, Ohio  45247

Gentlemen:

                  We have acted as counsel for WFC Financial Corporation (the "Company"), in connection with the proposed issuance and sale of the common shares of the Company, no par value (the "Common Shares"), upon the exercise of options granted to purchase such Common Shares pursuant to the Winton Financial Corporation Stock Option and Incentive Plan, as amended (the "Plan") as described in the Registration Statements on Form S-8 to be filed with the Securities and Exchange Commission on or about August 22, 1997 (the "Registration Statements"), for the purpose of registering 324,840 Common Shares reserved for issuance under the Plan pursuant to the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  In connection with this opinion, we have examined originals or certified, conformed or reproduction copies of, and have relied upon the accuracy of, without independent verification or investigation, the following:
(a) the Registration Statement; (b) the Company's Articles of Incorporation, as amended and as certified by the Secretary of State of Ohio on August 20, 1997;
(c) the Code of Regulations of the Company as certified by the Treasurer of the Company on August 21, 1997; (d) an Action in Writing by the Stock Option Committee of WFC, dated January 28, 1994; (e) an Action in Writing by the Stock Option Committee dated March 18, 1994; (f) the minutes of the meeting of the shareholders of the Company held on January 27, 1995; (g) certified minutes of the meeting of the Stock Option Committee of WFC dated April 19, 1996; (h) certified minutes of the Stock Option Committee of WFC, dated September 27, 1996; (i) a Certificate of Good Standing with respect to the Company issued by the Secretary of State of Ohio dated August 20, 1997; (j) a Certificate of the


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Board of Directors
Winton Financial Corporation
August 22, 1997
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President and Treasurer of the Company dated August 21, 1997; and (k) such other representations of the Company and its officers as we have deemed relevant.

                  In our examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies and the authenticity of such originals of such latter documents. We have also assumed the due preparation of share certificates and compliance with applicable federal and state securities laws.

                  Based solely upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that after the Common Shares shall have been issued by the Company upon the exercise of the options and payment therefor in full in the manner provided in the Plan and in the Registration Statements (when they become effective), such Common Shares issued upon the exercise of such options will be validly issued, fully paid and non-assessable.

                  This opinion is limited to the federal laws of the United States and to the laws of the State of Ohio having effect as of the date hereof. This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the Common Shares and the filing of the Registration Statements and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

                  We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the reference to us in the Registration Statement.

                                           Very truly yours,

                                           /s/ VORYS, SATER, SEYMOUR AND PEASE

                                           VORYS, SATER, SEYMOUR AND PEASE